UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.

Lakewood, CO 80226

303-209-8600

(Address and telephone number of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2013, Solera National Bank (the “Bank”), a national bank and a subsidiary of Solera National Bancorp, Inc. (the “Company”), entered into a Purchase and Assumption Agreement (the “Agreement”) with Liberty Savings Bank, FSB (“Liberty”), a Federal Savings Bank and a subsidiary of Liberty Capital, Inc., pursuant to which the Bank has agreed to acquire certain assets and assume certain liabilities of Liberty’s branch location at 7111 W. Alameda Avenue, Unit E, Lakewood, Colorado (the “Branch”).  Pursuant to the Agreement, the Bank will assume approximately $12 million in customer deposits, excluding certificates of deposit, and a nominal amount of overdraft lines of credit balances associated with the deposit accounts.  In connection with the assumption of deposits, the Bank will pay Liberty a deposit premium of 5.85% based upon the average of daily total deposits during the thirty (30) calendar day period immediately preceding the closing of the transaction, not to exceed $775,000.  It is not currently contemplated that the Bank will assume any real estate, buildings, fixtures or equipment related to the Branch.

The Agreement is conditioned upon, among other things, the approval of the appropriate regulatory authorities.  The Bank and Liberty have also made customary representations, warranties and covenants in the Agreement, including Liberty’s covenant not to solicit deposits, loans or other business from the Branch’s former customers for a period of three years following the closing.  The Agreement was approved by the boards of directors of the respective parties and no material relationship exists between the parties.

The transaction is expected to close in the second quarter of 2013.  If the transaction is not consummated by June 30, 2013, the Agreement will terminate, unless extended by the mutual consent of the parties.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 20, 2013 the Company issued a press release announcing the execution of the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporate herein by reference.

The information in Item 7.01 of this report, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement between Liberty Savings Bank, FSB and Solera National Bank, dated as of February 15, 2013.

99.1	Press Release dated February 20, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: February 20, 2013	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Purchase and Assumption Agreement between Liberty Savings Bank, FSB and Solera National Bank, dated as of February 15, 2013.

99.1	Press Release dated February 20, 2013.